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                                                                     EXHIBIT 3.1


                             AMENDED AND RESTATED
                          ARTICLES OF INCORPORATION
                                      OF
                        PARADIGM BANCORPORATION, INC.



        I, the undersigned natural person of the age of eighteen (18)years or more, acting as incorporator of a corporation under the Texas Business Corporation Act (the "Act"), do hereby adopt the following Articles of Incorporation for such corporation.

                                  ARTICLE I.

        The name of the corporation is Paradigm Bancorporation, Inc.

                                  ARTICLE II.

        The period of its duration is perpetual.

                                  ARTICLE III

        The purpose or purposes for which the corporation is organized are:

        (a)    To act as a bank holding company,

        (b) To buy, sell, lease, and deal in services, personal property, and real property.

        (c) To do each and every thing necessary, suitable or proper for the accomplishment of any of the purposes or for the attainment of any one or more of the objects herein enumerated or which at any time appear conducive to or expedient for the protection or benefit of the corporation.

        (d)    For any lawful purpose.

        The foregoing clauses shall be construed as powers as well as objects and purposes, and the matter expressed in each clause shall, unless herein otherwise expressly provided, be in nowise limited by reference to or inference from the terms of any other clause, but shall be regarded as independent objects, purposes and powers, and shall not be construed to limit or restrict in any manner the meaning of the general terms or the general powers of the corporation.
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                                  ARTICLE IV

     Section 4.1    Authorized Shares. The aggregate number of all classes
                    -----------------
of stock which the corporation has authority to issue is 35,000,000 shares divided into (A)one class of 25,000,000 shares of Common Stock with a par value of $1.00 per share, and (B)one class of 10,000,000 shares of Preferred Stock with a par value of $1.00 per share, which may be divided into and issued in series as set forth in this Article IV.

     Section 4.2    Authorization of Directors to Determine Certain Rights
                    ------------------------------------------------------
of Preferred Stock. The shares of Preferred Stock may be divided into and issued
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in series. The Board of Directors shall have the authority to establish series of unissued shares of Preferred Stock by fixing and determining the relative rights and preferences of the shares of any series so established, and to increase or decrease the number of shares within each such series; provided, however, that the Board of Directors may not decrease the number of shares within a series of Preferred Stock to less than the number of shares within such series that are then issued. The Preferred Stock of each such series shall have such designations, preferences, limitations, or relative rights, including voting rights, as shall be set forth in the resolution or resolutions establishing such series adopted by the Board of Directors, including, but without limiting the generality of the foregoing, the following:

          (a) The distinctive designation of, and the number of shares of Preferred Stock that shall constitute, such series, which number (except where otherwise provided by the Board of Directors in the resolution establishing such series)may be increased or decreased (but not below the number of shares of such series then outstanding)from time to time by like action of the Board of Directors;

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          (b)  The rights in respect of dividends, if any, of such series of
     Preferred Stock, the extent of the preference or relation, if any, of such dividends to the dividends payable on any other class or classes or any other series of the same or other class or classes of capital stock of the corporation and whether such dividends shall be cumulative or noncumulative;

          (c) The right, if any, of the holders of such series of Preferred Stock to convert the same into, or exchange the same for, shares of any other class or classes or of any other series of the same or any other class or classes of capital stock, obligations, indebtedness, rights to purchase securities or other securities of the corporation or other entities, domestic or foreign, or for other property or for any combination of the foregoing, and the terms and conditions of such conversion or exchange;

          (d) Whether or not shares of such series of Preferred Stock shall be subject to redemption, and the redemption price or prices and the time or times at which, and the terms and conditions on which, shares of such series of Preferred Stock may be redeemed;

          (e) The rights, if any, of the holders of such series of Preferred Stock upon the voluntary or involuntary liquidation, dissolution or winding-up of the corporation or in the event of any merger or consolidation of or sale of assets by the corporation;

          (f) The terms of any sinking fund or redemption or repurchase or purchase account, if any, to be provided for shares of such series of Preferred Stock;

          (g) The voting powers, if any, of the holders of any series of Preferred Stock generally or with respect to any particular matter, which may be less than, equal to or greater than one vote per share, and which may, without limiting the generality of the foregoing, include the right, voting as a series of Preferred Stock as a class, to elect one or more

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     directors of the corporation generally or under such specified circumstances and on such conditions, as shall be provided in the resolution or resolutions of the Board of Directors adopted pursuant hereto, including, without limitation, in the event there shall have been a default in the payment of dividends on or redemption of any one or more series of Preferred Stock; and

          (h) Such other powers, preferences and relative, participating, optional and other special rights, and the qualifications, limitations and restrictions thereof, as the Board of Directors shall determine.

     Section 4.3 Preferences, Limitations and Relative Rights of All Classes of
                 --------------------------------------------------------------
                 Capital Stock.
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          (a)  General. All shares of Common Stock shall have rights identical
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     to those of all other such shares. Except as they may vary among series established pursuant to Section 4.2 of this Article IV, all shares of Preferred Stock shall have preferences, limitations, and relative rights identical to those of all other such shares.

          (b)  Liquidation Preference. In the event of dissolution, liquidation,
               ----------------------
     or winding up of the corporation (whether voluntary or involuntary), after payment or provision for payment of debts but before any distribution to the holders of Common Stock, the holders of each series of Preferred Stock then outstanding shall be entitled to receive the amount fixed by the Board of Directors pursuant to Section 4.2 of this Article IV and no more. All remaining assets shall be distributed pro rata among the holders of Common Stock. If the assets distributable among the holders of Preferred Stock are insufficient to permit full payment to them, the entire assets shall be distributed among the holders of the Preferred Stock in proportion to their respective liquidation preferences unless otherwise provided by

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     the Board of Directors pursuant to Section 4.2 of this Article IV. Neither the consolidation, merger, or reorganization of the corporation with any other corporation or corporations, nor the sale of all or substantially all the assets of the corporation, nor the purchase or redemption by the corporation of any of its outstanding shares shall be deemed to be a dissolution, liquidation, or winding up within the meaning of this paragraph.

          (c)  Redemption.
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               (1) Right; Method. All or any part of any one or more series of
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     Preferred Stock may be redeemed at any time or times at the option of the corporation, by resolution of the Board of Directors, in accordance with the terms and conditions of this Article IV and those fixed by the Board of Directors pursuant to Section 4.2 of this Article IV. The corporation may redeem shares of any one or more series without redeeming shares of any other series. If less than all the shares of any series are to be redeemed, the shares of the series to be redeemed shall be selected ratably or by lot or by any other equitable method determined by the Board of Directors.

               (2) Notice. Notice shall be given to the holders of shares to be
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     redeemed, either personally or by mail, not less than twenty nor more than fifty days before the date fixed for redemption.

               (3) Payment. Holders of redeemed shares shall be paid in cash the
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     amount fixed by the Board of Directors pursuant to Section 4.2 of this
     Article IV.

               (4) Provision for Payment. On or before the date fixed for
                   ---------------------
redemption, the corporation may provide for payment of a sum sufficient to redeem the shares called for redemption either (a)by setting aside the sum, separate from its other funds, in trust for the

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     benefit of the holders of the shares to be redeemed, or (b)by depositing such sum in a bank or trust company (either one in Texas having capital and surplus of at least $10,000,000 according to its latest statement of condition, or one anywhere in the United States duly appointed and acting as transfer agent of the corporation)as a trust fund, with irrevocable instructions and authority to the bank or trust company to give or complete the notice of redemption and to pay to the holders of the shares to be redeemed, on or after the date fixed for redemption, the redemption price on surrender of their respective share certificates. The holders of shares to be redeemed may be evidenced by a list certified by the corporation (by its president or a vice president and by its secretary or an assistant secretary)or by its transfer agent. If the corporation so provides for payment, then from and after the date fixed for redemption (a)the shares shall be deemed to be redeemed, (b)dividends thereon shall cease to accrue,
     (c)such setting aside or deposit shall be deemed to constitute full payment for the shares, (d)the shares shall no longer be deemed to be outstanding,
     (e)the holders thereof shall cease to be shareholders with respect to such shares, and (f)the holders shall have no rights with respect thereto except the right to receive (without interest) their proportionate shares of the funds so set aside or deposited upon surrender of their respective certificates, and any right to convert such shares which may exist. Any interest accrued on funds so set aside or deposited shall belong to the corporation. If the holders of the shares do not, within six years after such deposit, claim any amount so deposited for redemption thereof, the bank or trust company shall upon demand pay over to the corporation the balance of the funds so deposited, and the bank or trust company shall thereupon be relieved of all responsibility to such holders.

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               (5)  Status of Redeemed Shares. Shares of Preferred Stock which
                    -------------------------
     are redeemed shall be canceled and shall be restored to the status of authorized but unissued shares.

          (d)  Purchase. Except as fixed by the Board of Directors pursuant to
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     Section 4.2 of this Article IV or as otherwise expressly provided by law, nothing herein shall limit the right of the corporation to purchase any of its outstanding shares in accordance with law, by public or private transaction.

                                  ARTICLE V.

     The corporation will not commence business until it has received for the issuance of its shares consideration of the value of One Thousand Dollars ($1,000.00), consisting of money, labor done, or property actually received.

                                  ARTICLE VI.

        Except as may be otherwise provided in the Act, no contract, act or transaction of the corporation with any corporation, person or persons, firm, trust or association, or any other organization shall be affected or invalidated by the fact that any director, officer or shareholder of this corporation is a party to, or is interested in, such contract, act or transaction, or in any way 6 connected with any such person or persons, firm, trust or association, or is a director, officer or shareholder of, or otherwise interested in, any such other corporation, nor shall any duty to pay damages on account to this corporation be imposed upon such director, officer or shareholder of this corporation solely by reason of such fact, regardless of whether the vote, action or presence of any such director, officer or shareholder may be, or may have been, necessary to obligate this corporation on, or in connection with, such contract, act or transaction, provided that if such vote, action or

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presence is, or shall have been, necessary, such interest or connection (other than an interest as a noncontrolling shareholder of any such other corporation)be known or disclosed to the Board of Directors of this corporation.

        Common or interested directors may be counted in determining the presence of a quorum at a meeting of the board of directors or of a committee which authorizes the contract or transaction.

                                  ARTICLE VII.

        A director of the corporation shall not be liable to the corporation or its shareholders for monetary damages for an act or omission in the director's capacity as a director, except that this article does not eliminate or limit the liability of a director for:

          (a) a breach of a director's duty of loyalty to the corporation or its shareholders,

          (b) an act or omission not in good faith that constitutes a breach of the duty of the director to the corporation or an act or omission that involves intentional misconduct or a knowing violation of the law,

          (c) a transaction from which a director received an improper benefit, whether or not the benefit resulted from an action taken within the scope of the director's office, or

          (d) an act or omission for which the liability of a director is expressly provided for by statute.

If the Texas Civil Statutes are amended after approval by the corporation's shareholders of this Article VII to authorize corporate action further eliminating or limiting the personal liability of directors or eliminating or limiting the personal liability of officers, the liability of a director or officer of the corporation shall be eliminated or limited to the fullest extent permitted by law. No repeal or modification of this Article VII by the shareholders shall adversely affect any right or

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protection of a director or officer of the corporation existing by virtue of this Article VII at the time of such repeal or modification.

                                 ARTICLE VIII

     Section 8.1. Indemnification. As permitted by Section G of Article 2.02-1
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of the Texas Business Corporation Act or any successor statute (the
"Indemnification Article"), the corporation hereby:

               (a) makes mandatory the indemnification permitted under Section B of the Indemnification Article as contemplated by Section G thereof;

               (b) makes mandatory its payment or reimbursement of the reasonable expenses incurred by a former or present director who was, is, or is threatened to be made a named defendant or respondent in a proceeding upon such director's compliance with the requirements of Section K of the Indemnification Article; and

               (c) extends the mandatory indemnification referred to in Section 8.1(a)above and the mandatory payment or reimbursement of expenses referred to in Section 8.1(b)above (i)to all former or present officers of the corporation and (ii)to all persons who are or were serving at the request of the corporation as a director, officer, partner or trustee of another foreign or domestic corporation, partnership, joint venture, trust or employee benefit plan, to the same extent that the corporation is obligated to indemnify and pay or reimburse expenses to directors.

     Section 8.2    Nonexclusivity. The indemnification provided by this Article
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shall not be deemed exclusive of any other rights to which the person indemnified may be entitled under any bylaw, agreement, authorization of shareholders or disinterested directors or otherwise, both as to

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action in such person's official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall enure to the benefit of such person's heirs and legal representatives.

     Section 8.3. Insurance. The corporation shall have power to purchase and
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maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the corporation or who is or was serving at the request of the corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another business, foreign, domestic or non-profit corporation, partnership, joint venture, sole proprietorship, trust or other enterprise or employee benefit plan, against any liability asserted against such person and incurred by such person in such a capacity or arising out of such person's status as such a person, whether or not the corporation would have the power to indemnify such person against that liability under the provisions of this Article or the Texas Business Corporation Act.

     Section 8.4.   Witnesses. Notwithstanding any other provision of this
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Article, the corporation shall pay or reimburse expenses incurred by any director, officer, employee or agent in connection with such person's appearance as a witness or other participation in a proceeding at a time when such person is not a named defendant or respondent in such proceeding.

                                  ARTICLE IX

        Any action required by the Texas Business Corporation Act to be taken at any annual or special meeting of shareholders, or any action which may be taken at any annual or special meeting of shareholders, may be taken without a meeting, without prior notice and without a vote, only if a written consent has been signed by the holders of all shares entitled to vote on the action.

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                                  ARTICLE X.

     The right to accumulate votes in the election of directors and/or cumulative voting by any shareholder is hereby expressly denied.

                                  ARTICLE XI.

     The address of its initial registered office is 2828 FM 1960 East, Houston, Texas 77273 and the name of its initial registered agent at such address is Charles J. Howard.

                                 ARTICLE XII.

     The number of directors shall be fixed by the bylaws of the corporation, and until changed by the bylaws, shall be four (4); the names and addresses of those who are to serve as directors until the first annual meeting of the shareholders or until their successors are elected and qualified are as follows:


                  NAME                            ADDRESS

          Munsey L. Ayers                 22619 Alpine Westfield
                                          Spring, Texas 77373

          Dennis M. Cain                  6030 Spanish Oak Way
                                          Spring, Texas 77379

          William H. Fagan, M. D.         5423 Pebble Springs
                                          Houston, Texas 77066

          Charles J. Howard, M. D.        5303 Boyce Springs
                                          Houston, Texas 77090

The Board of Directors shall have the power to alter, amend or repeal the bylaws of the corporation or to adopt new bylaws.

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                                 ARTICLE XIV.

        The name and address of the incorporator is as follows:

                  NAME                              ADDRESS

           Charles E. Greef                   1445 Ross Avenue, Suite 3200
                                              Dallas, Texas 75202

                                 ARTICLE XV.

        Except to the extent otherwise required by law, the vote or concurrence of the holders of a majority of the shares of the corporation entitled to vote and represented in person or by proxy at a meeting of the shareholders at which a quorum is present shall be the act of the shareholders. With respect to any matter for which the affirmative vote of a portion of the shares of the corporation entitled to vote greater than a majority of such shares is required by the Texas Business Corporation Act (or any successor or replacement statute), as the same now exists or may hereafter be amended, the affirmative vote of the holders of a majority of the shares of the corporation entitled to vote on the matter shall be the act of the shareholders.

                                 ARTICLE XVI.

        Special meetings of the shareholders of the corporation may be called only (1)by the Chairman of the Board, by the President, by a majority of the Board of Directors, or by such other person or persons as may be authorized in the bylaws or (2)by the holders of 50%of the outstanding shares of the corporation entitled to vote at the proposed special meeting.

                                ARTICLE XVII.

        No holder of any shares of any class of stock of the corporation shall, as such holder, have any preemptive or preferential right to receive, purchase, or subscribe to (1)any unissued or treasury shares of any class of stock (whether now or hereafter authorized)of the corporation, (2)any

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obligations, evidences of indebtedness, or other securities of the corporation convertible into or exchangeable for, or carrying or accompanied by any rights to receive, purchase, or subscribe to, any such unissued or treasury shares,
(3)any right of subscription to or to receive, or any warrant or option for the purchase of, any of the foregoing securities, (4)any other securities that may be issued or sold by the corporation, other than such (if any)as the Board of Directors of the corporation, in its sole and absolute discretion, may determine from time to time.

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